Exhibit 99.1

FOR IMMEDIATE RELEASE

3PAR U.S. Contact
Adriel Lares
Vice President of Finance and
Chief Financial Officer
(510) 413-5999

3PAR Reports Financial Results for First Quarter of Fiscal 2011

Fremont, CA, July 29, 2010—3PAR® (NYSE: PAR), the leading global provider of utility storage, today reported results for the first quarter of fiscal year 2011, which ended June 30th, 2010. Revenue for the first quarter was $54.3 million, an increase of 22% as compared to revenue of $44.5 million for the same period in the prior year, and an increase of 1% as compared to $53.7 million in the prior quarter, which ended March 31st, 2010.

For the first quarter of fiscal 2011, GAAP net loss was $1.8 million, or $0.03 loss per share, as compared to $1.8 million, or $0.03 loss per share for the same period in the prior year. Non-GAAP net income, which excludes the impact of stock-based compensation expense, was $1.0 million, or $0.02 earnings per share for the first quarter of fiscal 2011, as compared to $41,000, or $0.00 earnings per share, for the same period in the prior year.

“We are pleased with our results and the momentum in demand for our technology that we experienced during the first quarter of fiscal 2011, said David Scott, President and CEO. “We believe that the delivery of enterprise IT as a utility service is best accomplished using best-of-breed technologies. We also believe that our technological and architectural leadership in the areas of multi-tenant clustering, thin technologies, and autonomic management demonstrate our commitment to this best-of-breed approach and position the company well to thrive as more and more organizations pursue the delivery of IT as a service.”

Additional First Quarter Fiscal 2011 Financial Information

3PAR reports operating income (loss), net income (loss), and earnings (loss) per share on a GAAP and on a non-GAAP basis, which excludes the impact of stock-based compensation expense. The non-GAAP measures are described in greater detail below and are reconciled to the corresponding GAAP measures in the accompanying financial tables.

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GAAP operating loss in the first quarter of fiscal 2011 was $1.6 million, as compared to $104,000 in the fourth quarter of fiscal 2010. GAAP operating loss was 3% of revenue in the first quarter of fiscal 2011, as compared to 0% in the fourth quarter of fiscal 2010. Non-GAAP operating income in the first quarter of fiscal 2011 was $1.3 million, as compared to $2.6 million in the fourth quarter of fiscal 2010. Non-GAAP operating income was 2% of revenue in the first quarter of fiscal 2011, as compared to 5% in the fourth quarter of 2010. GAAP net loss in the first quarter of fiscal 2011 was $1.8 million, as compared to $99,000 in the fourth quarter of fiscal 2010. Non-GAAP net income in the first quarter of fiscal 2011 was $1.0 million, as compared to $2.6 million in the fourth quarter of fiscal 2010.

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GAAP loss per share in the first quarter of fiscal 2011 was $0.03 per share on 62.5 million basic and diluted shares outstanding, as compared to $0.00 per share in the fourth quarter of fiscal 2010 on 62.2 million basic and diluted shares outstanding. Non-GAAP earnings per share in the first quarter of fiscal 2011 was $0.02 per share on 64.7 million diluted shares outstanding, as compared to $0.04 on 64.7 million diluted shares outstanding in the fourth quarter of fiscal 2010.

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Non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share are computed net of stock-based compensation. In the first quarter of fiscal 2011, the charges related to stock-based compensation were $2.9 million, as compared to $2.7 million in the fourth quarter of 2010.

Reconciliations of Non-GAAP measures to GAAP operating loss, net loss, and loss per share are included at the end of this release.

Webcast and Conference Call Information

3PAR will host a conference call for analysts and investors to discuss its fiscal 2011 first quarter results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). To access the conference call by phone within the US and Canada, participants should dial 1-866-700-6293 and use passcode 52924554. International participants should dial 1-617-213-8835 and use passcode 52924554 to access the conference call.

A live Webcast of the conference call will also be accessible from the Investors section the 3PAR Website at ir.3PAR.com. Following the Webcast, an archived version will be available on the Website for seven days. To hear the replay, parties in the US and Canada should call 1-888-286-8010 and enter passcode 96927485. International parties can access the replay at 617-801-6888 by entering passcode 96927485.

About 3PAR

3PAR® (NYSE: PAR) is the leading global provider of utility storage, a category of highly virtualized, dynamically tiered, multi-tenant storage arrays built for public and private cloud computing. Our virtualized storage platform was built from the ground up to be agile and efficient and to eliminate the limitations of traditional storage arrays for utility infrastructures. As a pioneer of thin provisioning and other storage virtualization technologies, we design our products to reduce power consumption to help companies meet their green computing initiatives and to cut storage total cost of ownership. 3PAR customers have used our self-managing, efficient, and adaptable utility storage systems to reduce administration time and provisioning complexity, to improve server and storage utilization, and to scale and adapt flexibly in response to continuous growth and changing business needs. For more information, visit the 3PAR Website at: www.3PAR.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance, our ability to maintain and control costs, the effectiveness of our business strategies, market share opportunities, and reception of our value proposition, as well as demand for and adoption of our technologies in our customer markets. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties, including: the potential for slower than expected growth of the utility storage market or in customer adoption of our storage solutions, particularly in light of substantial uncertainty about macroeconomic trends in the United States and globally, and their potential impact on information technology spending; the impact of competitive conditions; as well as the risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended March 31, 2010, which is on file with SEC is available on the SEC’s Website at www.sec.gov, as well as on the Investors section of the 3PAR Website at ir.3PAR.com. Additional information will be contained in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which will be filed with the SEC in August 2010.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP operating income, net income, and EPS. 3PAR defines non-GAAP operating income and net income as operating loss and net loss plus stock-based compensation expenses. 3PAR defines non-GAAP EPS as non-GAAP net loss divided by the weighted average basic and diluted shares outstanding. 3PAR’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding 3PAR’s performance by excluding non-cash, stock-based compensation expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use to calculate stock-based compensation under authoritative guidance from Financial Accounting Standards Board, 3PAR’s management believes that providing these non-GAAP financial measures allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating 3PAR’s operating results (excluding the impact of these non-cash charges) over different periods of time.

There are a number of limitations related to the use of non-GAAP operating income, net income, and EPS versus operating income (loss), net income (loss), and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude stock-based compensation expenses that are recurring. Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in 3PAR’s business. Second, stock-based awards are an important part of 3PAR’s employees’ compensation and impact their performance. Third, the components of the costs that 3PAR excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures, calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.

A copy of this press release can be found on the Investors section of the 3PAR Website at ir.3PAR.com.

© 2010 3PAR Inc. All rights reserved. 3PAR, the 3PAR logo, Serving Information, InServ, InForm, InSpire, and Thin Built In are all trademarks or registered trademarks of 3PAR Inc. All other trademarks and registered trademarks are the property of their respective owners.

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3PAR Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2010	March 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$30,359	$39,047
Short-term investments	75,354	72,259
Accounts receivable, net	44,815	39,808
Inventory	29,852	29,752
Deferred cost	3,217	3,083
Prepaid and other current assets	4,134	4,204

Total current assets	187,731	188,153
Property and equipment, net	26,034	23,722
Other non-current assets	408	423

Total assets	$214,173	$212,298

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,523	$15,462
Accrued liabilities	14,809	14,802
Deferred revenue	31,807	27,648
Accrued warranty	4,034	3,891

Total current liabilities	61,173	61,803
Accrued warranty, non-current	2,968	3,043
Deferred revenue, non-current	10,285	9,072
Other long-term liabilities	1,074	1,150

Total liabilities	75,500	75,068
Stockholders’ equity	138,673	137,230

Total liabilities and stockholders’ equity	$214,173	$212,298

3PAR Inc.

Condensed Consolidated Statement of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 30,
	2010	2009
Revenue:
Product	$46,421	$38,802
Support	7,840	5,667

Total revenue	54,261	44,469
Cost of revenue:
Product	17,082	13,714
Support	2,393	1,730

Total cost of revenue (1)	19,475	15,444

Gross profit	34,786	29,025
Operating expenses:
Research and development (1)	13,000	11,632
Sales and marketing (1)	19,034	15,580
General and administrative (1)	4,318	3,901

Total operating expenses	36,352	31,113

Loss from operations	(1,566)	(2,088)
Interest and other income, net	(171)	376

Loss before provision for income taxes	(1,737)	(1,712)
Income tax provision	(104)	(87)

Net loss	$(1,841)	$(1,799)

Net loss per common share, basic and diluted	$(0.03)	$(0.03)

Shares used to compute net loss per common share:
Basic and diluted	62,499	61,262

(1) Includes stock-based compensation as follows:
Cost of revenue	$218	$81
Research and development	814	641
Sales and marketing	1,037	677
General and administrative	781	441

3PAR Inc.

Condensed Consolidated Statement of Operations

(GAAP to non-GAAP reconciliation)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 30,
	2010	2009
GAAP operating loss	$(1,566)	$(2,088)
Plus:
Stock-based compensation	2,850	1,840

Non-GAAP operating income	$1,284	$(248)

GAAP net loss	$(1,841)	$(1,799)
Plus:
Stock-based compensation	2,850	1,840

Non-GAAP net income	$1,009	$41

GAAP net loss per common share, basic and diluted	$(0.03)	$(0.03)

Plus:
Stock-based compensation	$0.05	$0.03

Non-GAAP net income per common share, basic	$0.02	$0.00

Non-GAAP net income per common share, diluted	$0.02	$0.00

Shares used in computing basic non-GAAP net income per common share	62,499	61,262

Shares used in computing diluted non-GAAP net income per common share	64,749	63,690